EX-28.d.3.s.ii

AMENDMENT
TO
SUBADVISORY AGREEMENT

This Amendment (“Amendment”) to the Subadvisory Agreement dated June 13, 2019, as amended March 10, 2021 (the “Agreement”), by and among NATIONWIDE VARIABLE INSURANCE TRUST (the “Trust”), NATIONWIDE FUND ADVISORS (the “Adviser”) and J.P. MORGAN INVESTMENT MANAGEMENT INC. (the “Subadviser”) is entered into as of the 15th day of June, 2022 by and among the Trust, the Adviser and the Subadviser. Any term not defined in this Amendment shall have the meaning ascribed to it in the Agreement.

In consideration of the mutual promises and covenants between the parties, the Trust, the Adviser and the Subadviser hereby agree to amend the Agreement as follows:

1.	Exhibit A of the Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.
2.	Except as modified herein, the terms and conditions of the Agreement, as amended, remain unchanged and in full force and effect.

This Amendment, the Agreement and the attachments thereto constitute the entire agreement among the parties and supersede all prior agreements and understandings between them relating to the subject matter hereof. No modification of the Agreement or this Amendment shall be binding on any party unless it is in writing and signed on behalf of each party by a duly authorized representative. This Amendment may be executed in counterparts, including via facsimile, all of which taken together shall constitute a single instrument.

IN WITNESS WHEREOF, the Trust, the Adviser and the Subadviser have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year written above.

TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By: /s/ Christopher Graham Name: Christopher Graham Title: VP, Chief Investment Officer

ADVISER
NATIONWIDE FUND ADVISORS

By: /s/ Christopher Graham Name: Christopher Graham Title: VP, Chief Investment Officer

SUBADVISER
J.P. MORGAN INVESTMENT MANAGEMENT INC.

By: /s/ Ana Brands Name: Ana Brands Title: Vice President

EXHIBIT A
SUBADVISORY AGREEMENT
AMONG
NATIONWIDE VARIABLE INSURANCE TRUST,
NATIONWIDE FUND ADVISORS
AND J.P. MORGAN INVESTMENT MANAGEMENT INC.

Effective June 13, 2019, as amended March 10, 2021
As amended June 15, 2022*

Funds of the Trust	Subadvisory Fees
NVIT J.P. Morgan MozaicSM Multi-Asset Fund NVIT J.P. Morgan U.S. Equity Fund	0.10% on all Subadviser Assets 0.20% on all Subadviser Assets
NVIT S&P 500 1-Year Buffer Fund Jan
NVIT S&P 500 1-Year Buffer Fund Feb
NVIT S&P 500 1-Year Buffer Fund Mar
NVIT S&P 500 1-Year Buffer Fund Apr
NVIT S&P 500 1-Year Buffer Fund May
NVIT S&P 500 1-Year Buffer Fund June
NVIT S&P 500 1-Year Buffer Fund July
NVIT S&P 500 1-Year Buffer Fund Aug
NVIT S&P 500 1-Year Buffer Fund Sep
NVIT S&P 500 1-Year Buffer Fund Oct
NVIT S&P 500 1-Year Buffer Fund Nov
NVIT S&P 500 1-Year Buffer Fund Dec
NVIT S&P 500 5-Year Buffer Fund Q1
NVIT S&P 500 5-Year Buffer Fund Q2
NVIT S&P 500 5-Year Buffer Fund Q3
NVIT S&P 500 5-Year Buffer Fund Q4

0.19% on all Subadviser Assets**
NVIT J.P. Morgan Digital Evolution Strategy Fund	0.34% on all Subadviser Assets
NVIT J.P. Morgan Innovators Fund	0.34% on all Subadviser Assets
NVIT J.P. Morgan Large Cap Growth Fund	0.35% on Subadviser Assets of up to $500 million; and 0.30% on Subadviser Assets of $500 million and more
NVIT J.P. Morgan US Technology Leaders Fund	0.34% on all Subadviser Assets

*As approved at the Board of Trustees Meeting held on June 14-15, 2022.

**The Sub-Advisory Fee stated above will be reduced by each Fund’s Acquired Fund Fees and Expenses ("AFFE") attributable to the Subadviser’s allocation of Fund assets to exchange-traded funds, excluding any funds managed by the Adviser or its affiliates (each an “Underlying ETF”). The AFFE for each Underlying ETF is the "Total Annual Fund Operating Expenses after Fee Waivers and/or Expense Reimbursements" disclosed in the current prospectus for each Underlying ETF.

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.
TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By: /s/ Christopher Graham Name: Christopher Graham Title: VP, Chief Investment Officer

ADVISER
NATIONWIDE FUND ADVISORS

By: /s/ Christopher Graham Name: Christopher Graham Title: VP, Chief Investment Officer

SUBADVISER
J.P. MORGAN INVESTMENT MANAGEMENT INC.

By: /s/ Ana Brands Name: Ana Brands Title: Vice President